Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-171818) of VIASPACE Green Energy Inc. of our report dated March 30, 2011 relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ Goldman Kurland and Mohidin LLP

Goldman Kurland and Mohidin LLP
Encino, California
March 30, 2012